                                                                    EXHIBIT 10.5
                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is executed as of March 20, 1997, by and between Olicom, Inc. a Delaware corporation ("Olicom") and Tadeusz Witkowicz (the "Consultant").

         Concurrently with the execution and delivery of this Agreement, Olicom A/S, a corporation organized under the laws of the Kingdom of Denmark (the "Parent"), PW Acquisition Corporation, a Delaware corporation ("MergerSub"), and CrossComm Corporation, a Delaware corporation ("CrossComm"), have executed and delivered an Agreement and Plan of Reorganization dated as of March 20, 1997 (the "Merger Agreement"), providing for the merger of MergerSub into CrossComm, whereby CrossComm shall be a wholly-owned subsidiary of the Parent immediately following the Effective Time (as defined in the Merger Agreement) (the "Merger").

         In connection with the transactions contemplated by the Merger Agreement and in recognition of the Consultant's significant experience and abilities, Parent desires to assure itself of the services of the Consultant in accordance with and subject to the terms and conditions provided herein. The Consultant wishes to perform services for Olicom and Parent in accordance with and subject to the terms and conditions provided herein.

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Engagement as Consultant. Olicom hereby agrees to engage the Consultant, and the Consultant hereby agrees to perform services for Olicom, on the terms and conditions set forth herein.

         2. Term. This Agreement is for a period commencing at the "Effective Time" (as such term is defined in the Merger Agreement) and extending through December 31, 1997 (the "Term").

         3. Duties and Reporting Relationship. The Consultant is retained to assist Olicom in (i) successfully and expeditiously implementing the integration of the business of CrossComm and its subsidiaries with those of the Parent and its subsidiaries (collectively, the "Olicom Group"); (ii) without limiting the generality of the foregoing, providing assistance and advice relative to (a) the expeditious realization of synergies as a result of the combination of CrossComm with the Olicom Group, (b) matters relating to employees and employee relations issues in connection with the Merger and the operation of CrossComm after the consummation of the Merger, (c) the expeditious integration of marketing and administrative functions of CrossComm with those of the Olicom Group, (d) the expeditious integration of CrossComm's technology with that of the Olicom Group, (e) the expeditious integration of CrossComm's operations in Poland with those of the Olicom Group, and (f) in general, apprising employees of, contractors to, and others who have business relationships with CrossComm or its subsidiaries of the benefits of the Merger and of the advantages to be gained for all such persons, CrossComm and the Olicom Group from the consummation of the Merger; (iii) providing advice and assistance with respect to existing customers of CrossComm, toward the end that business relationships with such customers are preserved to the greatest extent feasible; (iv) providing advice and assistance with respect to key sales and marketing opportunities; and (v) such other services relating to the business of the Olicom Group and CrossComm as the Consultant and the Managing Director of the Parent shall mutually agree.

                 (a) The Consultant shall in no event be required to provide more than 15 hours per month (including travel time) of consulting services to Olicom for the first three months of the Term and no more than 10 hours per month (including travel time) of consulting services to Olicom for the balance of the Term.

                 (b) The scheduling of the rendition of services by the Consultant shall be mutually agreeable to the Consultant and Olicom and shall be performed substantially in Massachusetts.

         4. Independent Contractor. During the term of this Agreement, the Consultant shall be paid as an independent contractor and not an employee of Olicom.

         5.      Compensation and Related Matters.

                 (a) During the Term, Olicom shall pay to the Consultant a monthly consulting fee at a rate of $5,500.00 per month.

                 (b) During the Term, the Consultant will be reimbursed by Olicom for all ordinary and appropriate business expenses incurred by him in connection with his performance of consulting services hereunder upon submission by the Consultant of receipts and other documentation in accordance with Parent's normal reimbursement procedures.

                 (c) Parent agrees to grant to the Consultant, at the Effective Time, an option (the "Option") to purchase 100,000 common shares in the Parent, nominal value DKK 0.25 per share ("Common Shares"), pursuant to the terms and provisions of the stock option agreement (the "Stock Option Agreement") substantially in the form attached hereto as Exhibit A. Parent agrees to use its best efforts to obtain approval of the 1997 Share Incentive Plan (as defined in the Stock Option Agreement), at the Parent's 1997 General Meeting at which the Merger is submitted for approval by the Parent's shareholders.

         6. Termination. Upon any termination of this Agreement or the Consultant's engagement as a consultant hereunder, the parties hereto shall have no further obligation or liability under this Agreement, except that (a) Olicom shall pay the Consultant all fees and reimburse the Consultant for all expenses incurred prior to the date of termination, and





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
(b) the provisions of Sections 5(c) and 6-13 of this Agreement shall survive any such termination.

         7. No Assignment. Neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other. This Agreement and all rights of the Consultant hereunder shall inure to the benefit of and be enforceable by the Consultant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service to the parties at the following addresses (or at such other addresses for a party as shall be specified by the notice):

         If to Olicom:

                 Olicom A/S
                 Nybrovej 114
                 DK - 2800 Lyngby
                 Denmark

                 Copy to:

                         Lawrence D. Ginsburg
                         Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                         2200 Ross Avenue, Suite 900
                         Dallas, TX  75201-2774

         If to the Consultant:

                 Tadeusz Witkowicz
                 90 Prescott Street
                 West Boylston, Massachusetts 01583

All notices shall be effective on receipt.

         9. Disputes. Any dispute, controversy or claim arising out of or relating to this Agreement, including any annexes hereto, or the breach, termination or validity hereof, shall be finally settled by arbitration by one arbitrator in Boston, Massachusetts, pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16.





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
         10. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by a party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Together with the Merger Agreement, this Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law.

         11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.

         12. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         13. Effect of Headings; Exhibits. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement. All exhibits attached hereto are incorporated herein by reference.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                  OLICOM, INC.


                                  By: /s/ Lars Stig Nielsen
                                     -----------------------------------------
                                          Lars Stig Nielsen,
                                          Chairman of the Board


                                      /s/ Tadeusz Witkowicz
                                     -----------------------------------------
                                          Tadeusz Witkowicz





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                                   OLICOM A/S


                                   By: /s/ Boje Rinhart
                                      -----------------------------------------
                                      Boje Rinhart, Chief Financial Officer
                                      (For the sole purpose of guaranteeing the
                                      performance of the obligations of the
                                      Parent pursuant to Section 5(c))





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
                                   EXHIBIT A

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of __________, 1997, by and between Olicom A/S, a corporation organized under the laws of the Kingdom of Denmark (the "Company"), and Tadeusz Witkowicz (the "Optionee").

     Pursuant to that certain Consulting Agreement of even date herewith between Olicom, Inc., a Delaware corporation (the "Sub"), and the Optionee, Sub has agreed to cause the Company to afford the Optionee an opportunity to purchase common shares, nominal value DKK 0.25 per share (the "Common Shares"), pursuant to the Company's 1997 Share Incentive Plan (the "Plan").

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:

         1. Grant of Option. The Company hereby grants to the Optionee the right, privilege and option (the "Option") pursuant to the Plan to purchase 100,000 Common Shares (the "Option Shares") at a purchase price per share equal to the high and low sales prices of the Common Shares on the date hereof (the "Option Price"), in the manner and subject to the conditions hereinafter provided.

         2. Time of Exercise of Option. Subject to the limitations contained in this Agreement, the Option may be exercised in whole or in part until the termination thereof as provided in Section 4 hereof.

         3. Method of Exercise. The Option shall be exercised by the Optionee by the Optionee notifying the Board of Directors of the Company, at the Company's principal place of business, specifying the number of Option Shares purchased and accompanied by payment of the aggregate Option Price therefor.

                 (a) The Company shall make prompt delivery of Option Shares purchased; provided, however, that if any law or regulation requires the Company to take any action with respect to the Option Shares specified in such notice before the issuance thereof, then the date of delivery of such Option Shares shall be extended for the period necessary to take such action.

                 (b) The Option may be exercised, within the above limitations and subject to the limitations contained in this Agreement, as to any part or all of the Option Shares covered thereby; provided, however, that the Option may not be exercised as to less than 500 Option Shares at any one time (or the remaining Option Shares then purchasable under the Option, if less than 500 Option Shares).





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         4.      Termination of Option.  Except as herein otherwise stated, the
Option, to the extent not theretofore exercised, shall terminate upon the first to occur of the following dates:

                 (a) The expiration of one year after the later of the date on which the Optionee's consultancy to the Company is terminated for any reason or such date as the Optionee ceases to be a director of Olicom or any subsidiary thereof;

                 (b) ________, 2000 (being the expiration of three years from the grant of this Option).

         5. Reclassification, Consolidation or Merger. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, reorganization or liquidation occurring after the date hereof, as a result of which shares of any class of the capital stock of the Company shall be issued in respect of the then issued and outstanding Common Shares, or Common Shares shall be changed into the same or a different number of shares of the same or another class or classes of the capital stock of the Company, the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares of the capital stock of the Company which, if Common Shares (as authorized at the date hereof) had been purchased immediately prior to such event at the price per share set forth in Section 1 hereof, such person or persons would be holding at the time of such exercise; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued; and provided further that no adjustment shall be made in the minimum number of shares which may be purchased at any one time, as fixed by Section 3 hereof.

         6. Restrictions. The Option and all Option Shares issued pursuant to the exercise of the Option evidenced by this Agreement shall be restricted as set forth herein.

                 (a) If at any time the Company shall determine, in their discretion, that the listing, registration or qualification of the Option Shares on any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting or exercise of the Option or the issue or purchase of Option Shares, the Option may not be exercised in whole or in part until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Subject to the terms and provisions of the Agreement and Plan of Reorganization of even date herewith between the Company, PW Acquisition Corporation and CrossComm Corporation (the "Merger Agreement"), the Company shall be under no obligation to effect or obtain any such listing, registration, qualification, consent or approval if the Company shall determine, in its reasonable judgment, that such action would not be in the best interest of the Company. The Company shall be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, without limitation,





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
a delay caused by listing, registration or qualification of Option Shares upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental or regulatory body with respect to the granting or exercise of the Option or the issue or purchase of Option Shares (subject to the provisions of the Merger Agreement).

                 (b) The Company may suspend for a reasonable period or periods the time during which this Option may be exercised if, in the reasonable opinion of the Company, such suspension is required to enable the Company to remain in compliance with regulatory requirements relating to the issuance of Common Shares subject to this Option; provided, however, that in the event that Company suspends the period during which this Option may be exercised pursuant to this Section 6(b), the period of time during which this Option may be exercised shall be extended for a period of time equal to the time during which the exercise of this Option was suspended.

         7. Rights Prior to Exercise of Option. This Option is not transferable by the Optionee. Transfers by inheritance or by partition of an estate may be effected without approval by the Company's Board of Directors. The Optionee shall have no rights as a shareholder with respect to the Option Shares until payment of the Option Price therefor and delivery to him of such shares as herein provided. Furthermore, the grant of the Option shall not be construed as giving to the Optionee the right to be retained in the service of the Company or any subsidiary, affiliate or successor of the Company, all such rights being determined pursuant to that certain Consulting Agreement of even date herewith between Olicom, Inc., and the Optionee.

         8. Conflict with the Plan. The Option granted in this Agreement is expressly made subject to the Plan. To the extent that there arises any conflict between this Agreement and the Plan, the Plan shall be deemed to be paramount and controlling.

         9. Entire Agreement; Modification; Waiver. Except for the Plan, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the party to be charged therewith. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

         10. Applicable Law. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of laws).

         11. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, including any annexes hereto, or the breach, termination or validity hereof, shall be finally settled by arbitration by one arbitrator in Boston, Massachusetts, pursuant to the

Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16.

         12. Headings. The subject headings of the sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         13. Counterparts. This Agreement may be executed simultaneously in one or more identical counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute, collectively, one instrument; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one executed counterpart.

         14. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         IN WITNESS THEREOF, the parties have executed this Agreement as of the date and year first above written.

                                      OLICOM A/S


                                      By:
                                          -------------------------------------
                                      Its:
                                           ------------------------------------


                                      -----------------------------------------
                                      Tadeusz Witkowicz





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